                                                                   EXHIBIT 10.9

                         AMENDED AND RESTATED SEVERANCE
                      BENEFITS AGREEMENT OF SENIOR OFFICERS

         THIS AMENDED AND RESTATED SEVERANCE BENEFITS AGREEMENT OF SENIOR OFFICERS (this "Agreement") is entered into and effective this 1st day of July, 2002, by and between CHILES OFFSHORE INC., a Delaware corporation, (the "Company"), and GABRIEL PADILLA, WILLIAM H. HOPKINS, GEORGE BRUCE BRUMLEY, CHRIS PINKARD, and ANNA GOSS (each, a "Senior Officer", and collectively, the "Senior Officers").

                                    RECITALS

         The Senior Officers are senior management employees of the Company.

         The Senior Officers entered into a Severance Benefits Agreement (the "Original Agreement") with either the Company or Chiles Offshore LLC, the predecessor-in-interest to the Company, dated June 12, 2000 (except in the case of Chris Pinkard, whose Original Agreement is dated April 30, 2002, and Anna Goss, whose original Agreement is dated May 14, 2002), setting out the terms and conditions for the severance benefits of the Senior Officers.

         ENSCO International Incorporated, a Delaware company ("ENSCO"), and the Company have entered into that certain Merger Agreement dated May 14, 2002 (the "Merger Agreement") by and among ENSCO, Chore Acquisition, Inc. (the "Merger Sub"), a wholly-owned subsidiary of ENSCO, and the Company.

         If the merger of the Company with and into Merger Sub pursuant to the Merger Agreement becomes effective (the "Merger"), the Company and the Senior Officers desire to amend and restate the Original Agreement and provide for the severance and certain other benefits of the Senior Officers, on the terms and conditions of this Agreement, and from and after the effective date of the Merger (the "Effective Date") all references in this Agreement to "the Company" shall mean ENSCO.

                                    AGREEMENT

Accordingly, the parties agree as follows:

         1. Performance Bonus. On the effective date of the Merger (the "Effective Date"), the Company shall pay to each Senior Officer a performance bonus in the amount listed for such Senior Officer on the attached Exhibit A (the "Performance Bonus").

         2. Stay Bonus. If a Senior Officer is offered employment with the Company effective on the Effective Date and such Senior Officer accepts such employment with the Company, the Company shall pay to the Senior Officer a stay bonus in the amount listed for such Senior Officer on the attached Exhibit A (the "Stay Bonus"). One-half of a Senior Officer's Stay Bonus shall be payable by the Company to the Senior Officer on the first anniversary of the Effective Date, and the remaining one-half of the Stay Bonus shall be payable by the Company to the Senior Officer on the second anniversary of the Effective Date, subject in each case to such Senior Officer being employed by the Company on such anniversary. If employment is not offered to any Senior Officer beginning on the Effective Date, or a position that does not have comparable pay and benefits (irrespective of title or location of employment) is offered but not accepted, thirty percent (30%) of the Stay Bonus applicable to such Senior Officer shall be payable by the Company to such Senior Officer on the Effective Date (together with the Performance Bonus and the severance payment described in Section 5 hereof). If a Senior Officer is offered and accepts employment with the Company, the entire balance of any unpaid Stay Bonus (whether vested or unvested) shall be payable by the Company to such Senior Officer if such Senior Officer is terminated by the Company without Cause (as hereinafter defined) within 2 years after such Senior Officer's commencement of employment with the Company. As used in this Agreement, the term "Cause" shall mean and include (i) chronic alcoholism or controlled substance abuse as determined by a doctor of medicine selected by the Company that is authorized to practice medicine by the State of Texas and whose practice is located in Houston, Texas (or such other location as reasonably agreed by the Company and the applicable Senior Officer), (ii) an act of proven fraud or dishonesty on the part of the Senior Officer, (iii) knowing and material failure by the Senior Officer to comply with material applicable laws and regulations relating to the business of the Company or its subsidiaries, (iv) the Senior Officer's material and continuing failure to perform (as opposed to unsatisfactory performance) his or her duties as reasonably directed by the Company, except for such failures caused by the illness or other similar capacity or disability of the Senior Officer, or (iv) conviction of a crime involving moral turpitude or a felony.

         3. Deferred Bonuses. All deferred bonuses and interest thereon payable by Chiles Offshore to a Senior Officer, which are set forth on the attached
Schedule 3 ("Deferred Bonuses"), shall vest immediately and shall be paid by the Company as applicable to the Senior Officers on the Effective Date.

         4. Stock Options and Restricted Stock.

            4.1 Upon the Effective Date, all stock options of the Senior Officers granted under the Company Stock Option Plan (as defined in the Merger Agreement) (the "Chiles Options") shall vest immediately and shall be treated in the manner provided in Section 1.8 of the Merger Agreement, except as provided in this Article 4. Any restricted stock of the Company awarded to a Senior Officer shall automatically become unrestricted on the Effective Date.

            4.2 The remaining term of the Senior Officers' Chiles Options shall remain unchanged as a result of the Merger. If any Senior Officer does not accept employment with the Company for any reason, such Senior Officer shall have one year from the Effective Date to exercise such Senior Officer's Chiles Options. If any Senior Officer that accepts employment with the Company is subsequently terminated without Cause, such Senior Officer will have one year from the date of such termination within which to exercise such Senior Officer's Chiles Options, such period not to exceed the remaining term of the Chiles Options. If any Senior Officer that accepts employment with the Company is subsequently terminated with Cause or voluntarily terminates such Senior Officer's employment, such Senior Officer shall have a period of one year from the Effective Date if such termination occurs within nine (9) months after the Effective Date, and a period of three (3) months after such termination if such termination occurs more than nine (9) months after the Effective Date, in which to exercise such Senior Officer's Chiles Options. If a Senior Officer's employment terminates due to the death or disability of such Senior Officer, the execution period for such Senior Officer's Chiles Options shall be the applicable period specified in the Company Stock Option Plan.

         5. Severance Payments. Any Senior Officer that is not offered or does not accept employment with the Company for any reason shall be paid severance in the amount equal to one (1) year of such Senior Officer's current annual salary as listed on the attached Exhibit A. Any such severance payments shall be made by the Company to such Senior Officer on the Effective Date. Any Senior Officer who accepts employment with the Company shall not receive any severance payments, including any severance payment pursuant to the Original Agreement.

         6. Relocation Expenses. Any Senior Officer that accepts employment with the Company shall be entitled to relocation expenses, temporary housing and other reimbursements consistent with the policies of the Company if such Senior Officer relocates in connection with such employment with the Company.

         7. At-Will Employment. The obligation of the Company to pay amounts hereunder shall not alter the at-will employment status of any Senior Officer or diminish the right of the Company to terminate a Senior Officer's employment without Cause.

         8. Death or Disability of Senior Officer. If a Senior Officer dies or becomes disabled prior to or during the first two years after the Effective Date, such Senior Officer's employment with the Company shall terminate and, subject to the Merger becoming effective, the Company shall pay to such Senior Officer (or such Senior Officer's estate in the case of such Senior Officer's death) within thirty (30) days after such termination (i) the Performance Bonus (if not already paid to such Senior Officer), all Deferred Bonuses (if not already paid to such Senior Officer), any portion of such Senior Officer's annual salary, any bonuses or other compensation that shall have been earned by such Senior Officer prior to the termination in respect of the period prior to the Effective Date but not yet paid, and thirty percent (30%) of the entire Stay Bonus listed for such Senior Officer on the attached Exhibit A (less any amount of the Stay Bonus previously paid to the Senior Officer), (ii) any Company benefits that have vested in such Senior Officer at the time of such termination in respect of the period prior to the Effective Date as a result of the Senior Officer's participation in any of the Company's benefit plans (which shall be paid in accordance with the provisions of such plan), and (iii) reimbursement for any expenses with respect to which such Senior Officer is entitled to reimbursement pursuant to the terms of the Company's reimbursement policies. For purposes of this Agreement, a Senior Officer shall be deemed to be disabled if a competent physician licensed to practice medicine in the State of Texas who is mutually acceptable to the Company and such Senior Officer, or such Senior Officer's closest relative if such Senior Officer is not able to make such choice, determines in writing that such Senior Officer is physically or mentally disabled, whether totally or partially, such that such Senior Officer is not able to perform such Senior Officer's services to the Company for (i) a period of two consecutive months, or (ii) for shorter periods aggregating 60 days during any 12-month period.


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
         9. Miscellaneous.

            9.1 This Agreement shall be effective as to a Senior Officer upon his or her execution of this Agreement and the execution of this Agreement by the Company. Subject to the Merger becoming effective, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral with respect thereto, including, without limitation, the Original Agreement. Notwithstanding the foregoing, the Senior Officers shall remain third party beneficiaries of the applicable provisions of the Merger Agreement. In the event of a conflict between the terms of this Agreement and the Merger Agreement, the terms of this Agreement shall control. If the Merger does not become effective, the Original Agreement shall remain in effect and this Agreement shall be of no force or effect.

            9.2 This Agreement may be amended, supersedes, or canceled, and the terms and conditions hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

            9.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law provisions or principles thereof. Enforcement of this Agreement or any action taken or held with respect to this Agreement shall be taken exclusively in the courts of appropriate jurisdiction in Houston, Texas.

            9.4 This Agreement, and any rights and obligations hereunder, may not be assigned by any Senior Officer and may be assigned by the Company only to a successor by merger or purchaser of substantially all of the assets of the Company.

            9.5 This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one in the same instrument.

            9.6 Under no circumstances will the Company have any obligation or liability to the Senior Officers for the reimbursement or gross-up of income, excise or other taxes resulting from any payments, stock options or other benefits under this Agreement.


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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       SENIOR OFFICERS:


                                         /s/ Gabriel Padilla
                                       ----------------------------------------
                                       GABRIEL PADILLA


                                         /s/ William H. Hopkins
                                       ----------------------------------------
                                       WILLIAM H. HOPKINS


                                         /s/ George Bruce Brumley
                                       ----------------------------------------
                                       GEORGE BRUCE BRUMLEY


                                         /s/ Chris Pinkard
                                       ----------------------------------------
                                       CHRIS PINKARD


                                         /s/ Anna Goss
                                       ----------------------------------------
                                       ANNA GOSS


                                       CHILES OFFSHORE INC.


                                       By:      /s/ Dick Fagerstal
                                          -------------------------------------
                                       Name:    Dick Fagerstal
                                            -----------------------------------
                                       Title:   Senior Vice President, Chief
                                                  Financial Officer and
                                                  Secretary
                                               --------------------------------

ENSCO hereby adopts this Agreement for purposes of acknowledging and agreeing to assume the obligations of the Company pursuant to the terms of this Agreement on the Effective Date if the Merger becomes effective.

                                       ENSCO INTERNATIONAL INCORPORATED



                                       By:      /s/ C. Christopher Gaut
                                          -------------------------------------
                                       Name:    C. Christopher Gaut
                                            -----------------------------------
                                       Title:   Senior Vice President
                                             ----------------------------------


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


                                   SCHEDULE 3

                                DEFERRED BONUSES


Gabriel Padilla

1.       $9,500 plus interest at 10% from and after January 15, 2001.

2.       $24,000 plus interest at 5.375% from and after February 15, 2002.


William H. Hopkins

1.       $9,500 plus interest at 10% from and after January 15, 2001.

2.       $24,000 plus interest at 5.375% from and after February 15, 2002.


George Bruce Brumley

1.       $9,500 plus interest at 10% from and after January 15, 2001.

2.       $26,000 plus interest at 5.375% from and after February 15, 2002.


Chris Pinkard

1.       $20,000 plus interest at 5.375% from and after February 15, 2002.


Anna Goss

1.       None.


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

                                   EXHIBIT A

                           SENIOR OFFICER COMPENSATION


Senior Officer                                  Performance Bonus            Stay Bonus          Annual Salary
--------------                                  -----------------            ----------          -------------
George Bruce Brumley                            $150,000                     $150,000            $136,500
William H. Hopkins                              $150,000                     $150,000            $136,500
Gabriel Padilla                                 $150,000                     $150,000            $136,500
Chris Pinkard                                   $125,000                     $125,000            $135,000
Anna Goss                                       $ 50,000                     $ 50,000            $115,000


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